EXHIBIT 10.1

XTRIBE SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated on and as of the latest date set forth on the signature page hereto, by and between Xtribe PLC, a company registered in England and Wales (“XTRIBE” or the “Company"), and the purchaser identified on the signature page hereof (“Purchaser”).

R E C I T A L S:

WHEREAS, Purchaser desires to purchase and the Company desires to sell securities on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises hereof and the agreements set forth herein below, the parties hereto hereby agree as follows:

1.	The Offering.

(a)       Private Offering. The securities offered by this Agreement are being offered in a private offering (the “Offering”) of up to an aggregate amount of $6,000,000 comprising one hundred (100) Units (the “Units”) priced at $60,000 each. The terms of the offering are detailed in Exhibit A attached hereto and incorporated herein by this reference. The Units will be sold on a “best efforts” basis pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act” or the “Act”), Rule 506(b) of Regulation D thereunder and Regulation S thereunder. The Units offered by the Company are hereinafter sometimes referred to collectively as the “Securities.” The Units are being offered solely to a limited number of “accredited investors” as that term is defined in Rule 501(a) of the Securities Act and Non-US Investors during an offering period (the “Offering Period”) commencing on the date hereof and terminating not later than March 31, 2017, unless further extended by the Company in t h e i r discretion (the “Termination Date”). The Offering may be terminated by the Company at any time in its sole discretion. This Agreement, the Exhibits hereto and other documents relevant to the Company and the Offering are hereinafter collectively referred to as the “Offering Documents”

(b)       Description of Securities. The terms and provisions of the Units are set forth in the Offering Documents.

(c)       Placement of the Units. The Company intends to offer and sell certain or all of the Units through its own efforts and Company management without the payment of a brokerage commission or sales incentives. However, the Company also reserves the right to engage the services of one or more registered broker-dealers serving as a placement agent (a “Placement Agent”) to offer and sell the Units on a best-efforts basis, and in connection with sales to investors introduced to the Offering through the efforts of such Placement Agent(s),

(d)       Escrow Account. The Company will establish a segregated escrow account (the “Escrow Account”) for the deposit of cash subscriptions.

2.	Sale and Purchase of Securities.

(a)       Purchase and Sale. Subject to the terms and conditions hereof, the Company agrees to sell, and Purchaser irrevocably subscribes for and agrees to purchase, the aggregate principal amount of Units set forth on the signature page of this Agreement (the “Aggregate Purchase Price”), which shall be payable upon execution hereof by check or wire transfer of immediately available funds as set forth below.

(b) Subscription Procedure. In order to purchase Units, Purchaser shall: (i) deliver via mail, fax or e-mail to the Company one completed and duly executed copy of this Agreement, and (ii) deposit into the Escrow Account payment for the Units in an amount equal to the Aggregate Purchase Price by certified or bank check covering immediately available funds or through wire transmission, which Escrow Account will be provided upon request. Execution and delivery of this Agreement shall constitute an irrevocable subscription for that aggregate principal amount of Units set forth on the signature page hereto. Receipt by the Company in the Escrow Account of funds wired, or deposit and collection into the Escrow Account of the check tendered herewith will not constitute acceptance of this Agreement by the Company. The Units subscribed for will not be deemed to be issued to, or owned by, Purchaser until the Company has executed this Agreement. All consideration tendered by Purchaser will be held by the Company pending acceptance or rejection of this Agreement by the Company and the closing of Purchaser’s purchase of Units. This Agreement will either be accepted by the Company, in whole or in part, in its sole discretion, or rejected by the Company prior to the termination of the Offering. If this Agreement is accepted only in part, Purchaser agrees to purchase such smaller principal amount of Units as the Company determines to sell to Purchaser. If this Agreement is rejected for any reason, including the termination of the Offering by the Company, this Agreement and all funds or other consideration tendered herewith will be promptly returned to Purchaser, without interest or deduction of any kind, and this Agreement will be void and of no further force or effect. Until the Company elects to accept or reject a Purchaser’s Securities Purchase Agreement, the Purchaser’s subscription is irrevocable.

(c) Closing. The Company may conduct an initial closing of the Offering and thereafter, may conduct any number of additional closings until the Termination Date. Upon the Company’s execution of this Agreement, the subscription evidenced hereby, if not previously rejected by the Company, will, in reliance upon Purchaser’s representations and warranties contained herein, be accepted, in whole or in part, by the Company. If Purchaser’s subscription is accepted only in part, this Agreement will be marked to indicate such fact, and the Company will return to Purchaser the portion of the funds tendered by Purchaser representing the unaccepted portion of Purchaser’s subscription, without interest or deduction of any kind. Upon acceptance of this Agreement, in whole or in part, by the Company, the Company will promptly issue the Units to Purchaser.

3.	Representations and Warranties of Purchaser.

Purchaser represents and warrants to the Company as follows:

(a)	Organization and Qualification.

(i)       If Purchaser is an entity, Purchaser is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, with the corporate or other entity power and authority to own and operate its business as presently conducted, except where the failure to be or have any of the foregoing would not have a material and adverse effect on the legality, validity or enforceability of any Transaction Documents, and Purchaser is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties owned or held under lease or the nature of their activities makes such qualification necessary.

(ii)       If Purchaser is an entity, the address of its principal place of business is as set forth on the signature page hereto, and if Purchaser is an individual, the address of his or her principal residence is as set forth on the signature page hereto.

(b)       Authority; Validity and Effect of Agreement.

If Purchaser is an entity, Purchaser has the requisite corporate or other entity power and authority to execute and deliver this Agreement and any documents contemplated hereby (collectively, the “Transaction Documents”) and perform its obligations under the Transaction Documents. The execution and delivery of each Transaction Document by Purchaser, the performance by Purchaser of its obligations thereunder, and all other necessary corporate or other entity action on the part of Purchaser have been duly authorized by its board of directors or similar governing body, and no other corporate or other entity proceedings on the part of Purchaser is necessary for Purchaser to execute and deliver the Transaction Documents and perform its obligations thereunder.

(c)       Each of the Transaction Documents has been duly and validly authorized, executed and delivered by Purchaser and, assuming each has been duly and validly executed and delivered by the Company, each constitutes a legal, valid and binding obligation of Purchaser, in accordance with its terms.

(d)       No Conflict; Required Filings and Consents. Neither the execution and delivery of the Transaction Documents by Purchaser nor the performance by Purchaser of its obligations, thereunder will: (i) if Purchaser is an entity, conflict with Purchaser’s articles of incorporation or bylaws, or other similar organizational documents; (ii) violate any statute, law, ordinance, rule or regulation, applicable to Purchaser or any of the properties or assets of Purchaser; or (iii) violate, breach, be in conflict with or constitute default (or an event which, with notice or lapse of time or both, would constitute a default) under, or permit the termination of any provision of, or result in the termination of, the acceleration of the maturity of, or the acceleration of the performance of any obligation of Purchaser under, or result in the creation or imposition of any lien upon any properties, assets or business of Purchaser under, any material contract or any order, judgment or decree to which Purchaser is a party or by which it or any of its assets or properties is bound or encumbered except, in the case of clauses (ii) and (iii), for such violations, breaches, conflicts, defaults or other occurrences which, individually or in the aggregate, would not have a Material Adverse Effect on it.

(e)       No Government Review. Purchaser understands that neither the United States Securities and Exchange Commission (“SEC”) nor any securities commission or other governmental authority of any state, country or other jurisdiction has approved the issuance of the Units or passed upon or endorsed the merits of this Agreement, the Units, or any of the other documents relating to the proposed Offering, or confirmed the accuracy of, determined the adequacy of, or reviewed this Agreement, the Units or such other documents.

(f)       Investment Intent. The Securities are being acquired for the Purchaser’s own account for investment purposes only, not as a nominee or agent and not with a view to the resale or distribution of any part thereof, and Purchaser has no present intention of selling, granting any participation in or otherwise distributing the same. By executing this Agreement, Purchaser further represents that Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or third person with respect to the Units.

(g)        Economic Risks. Purchaser acknowledges that it is able to bear the economic risks of an investment in the Securities for an indefinite period of time, and that its overall commitment to investments that are not readily marketable is not disproportionate to its net worth.

(h)        Investment Experience. Purchaser has such knowledge, sophistication and experience in financial, tax and business matters in general, and investments in securities in particular, that it is capable of evaluating the merits and risks of this investment in the Securities, and Purchaser has made such investigations in connection herewith as it deemed necessary or desirable so as to make an informed investment decision without relying upon the Company for legal or tax advice related to this investment. In making its decision to acquire the Securities, Purchaser has not relied upon any information other than information provided to Purchaser by the Company or its representatives and referenced herein.

(i)        Access to Information. Purchaser acknowledges that it has had access to and has reviewed all available documents and records relating to the Company that it has deemed necessary in order to make an informed investment decision with respect to an investment in the Units; that it has had the opportunity to ask representatives of the Company certain questions and request certain additional information regarding the terms and conditions of such investment and the finances, operations, business and prospects of the Company and has had any and all such questions and requests answered to its satisfaction; and that it understands the risks and other considerations relating to such investment.

(j)       Reliance on Representations. Purchaser represents and warrants to the Company that any information that Purchaser has heretofore furnished or furnishes herewith to the Company is complete and accurate, and further represents and warrants that it will notify and supply corrective information to the Company immediately upon the occurrence of any change therein occurring prior to the Company’s issuance of the Units. Within five (5) days after receipt of a request from the Company, Purchaser will provide such information and deliver such documents as may reasonably be necessary to comply with any and all laws and regulations to which the Company is subject.

(k)       No General Solicitation. Purchaser is unaware of, and in deciding to participate in the Offering is in no way relying upon, and did not become aware of the Offering through or as a result of, any form of general solicitation or general advertising including, without limitation, any article, notice, advertisement or other communication published in any newspaper, magazine or similar media, or broadcast over television or radio or the internet, in connection with the Offering.

(l)       Investment Risks. Purchaser understands that purchasing Units in the Offering will subject Purchaser to certain risks, including, but not limited to, those set forth in the Company’s Offering Documents.

(m)     OFAC. Purchaser is directed to review the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) website at www.treas.gov. before making the following representations. Purchaser represents that no part of the Aggregate Purchase Price set forth on the signature page hereto was directly or indirectly derived from activities that may contravene federal, state or international laws and regulations, including anti-money laundering laws and regulations. Federal regulations and executive orders administered by OFAC prohibit, among other things, the engagement in transaction with, and the provision of services to, certain foreign countries, territories, entities and individuals. The lists of OFAC prohibited countries, territories, persons and entities can be found at the OFAC website. In addition, the programs administered by OFAC prohibit dealing with individuals or entities in certain countries regardless of whether such individuals or entities appear on the OFAC lists. Purchaser hereby represents that none of the following is named on the OFAC list, nor is a person or entity prohibited under the OFAC programs: (i) the Purchaser, (ii) any person controlling or controlled by the Purchaser, (iii) if the undersigned is an entity, any person having a beneficial interest in the Purchaser, or (iv) any person for whom the undersigned is acting as agent or nominee in connection with this investment. The Purchaser understands and acknowledges that, by law, the Company may be required to disclose the identity of the Purchaser to OFAC.

(n)       Anti-Money Laundering. The Purchaser acknowledges that due to anti- money laundering regulations within their respective jurisdictions, the Company and/or any person acting on behalf of the Company may require further documentation verifying the Purchaser’s identity and the source of funds used to purchase the Units before this Agreement can be accepted. The Purchaser further agrees to provide the Company at any time with such information as the Company determines to be necessary and appropriate to verify compliance with the anti-money laundering regulations of any applicable jurisdiction or to respond to requests for information concerning the identity of the Purchaser from any governmental authority, self-regulatory organization or financial institution in connection with its anti-money laundering compliance procedures, and to update such information as necessary.

4.       Representations and Warranties of the Company. Except as set forth in the correspondingly numbered section of the Schedules hereto, t h e Company represents and warrants to Purchaser as follows:

(a)       Organization and Qualification. The Company is duly organized, validly existing and in good standing under the laws of England and Wales, with the power and authority to own and operate its business as presently conducted, except where the failure to be or have any of the foregoing would not have a Material Adverse Effect on the Company. T h e Company is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties owned or held under lease or the nature of their activities makes such qualification necessary, except for such failures to be so qualified or in good standing as would not have a Material Adverse Effect.

(b)       Authority; Validity and Effect of Agreement. The Company has the requisite power and authority to execute and deliver each of the Transaction Documents, perform its obligations thereunder, and conduct the Offering. The execution and delivery of each of the Transaction Documents by the Company, the performance by the Company of i t s r e s p e c t i v e obligations thereunder, the transactions contemplated thereby, the Offering, and all other necessary action on the part of the Company has been duly authorized by its board of m a n age r s, and no other company proceedings on the part of the Company is necessary to authorize each of the Transaction Documents or the Offering. Each of the Transaction Documents has been duly and validly executed and delivered by the Company and, assuming that each has been duly authorized, executed and delivered by Purchaser, each constitutes a legal, valid and binding obligation of the Company, in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(c)       No Conflict; Required Filings and Consents. Neither the execution and delivery of the Transaction Documents by the Company nor the performance by the Company of its obligations thereunder will: (i) conflict with the Company’s Certificate of Formation or operating agreement; (ii) violate any statute, law, ordinance, rule or regulation, applicable to the Company or any of the properties or assets of the Company; or (iii) violate, breach, be in conflict with or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or permit the termination of any provision of, or result in the termination of, the acceleration of the maturity of, or the acceleration of the performance of any obligation of the Company, or result in the creation or imposition of any lien upon any properties, assets or business of the Company under, any material contract or any order, judgment or decree to which the Company is a party or by which it or any of its assets or properties is bound or encumbered except, in the case of clauses (ii) and (iii), for such violations, breaches, conflicts, defaults or other occurrences which, individually or in the aggregate, would not have a Material Adverse Effect.

(d)       Issuance of the Securities. The Units (and each part thereof) have been duly authorized and, when issued and paid for in accordance with the terms of the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens, other than restrictions on transfer provided for in the Transaction Documents or imposed by applicable securities laws, and shall not be subject to preemptive or similar rights of any holders. Assuming the accuracy of the representations and warranties of the Purchasers in this Agreement, the Units will be issued in compliance with applicable federal and state securities laws.

5.	Other Agreements of the Parties.

(a)       Transfer Restrictions. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and the other Transaction Documents and shall have the rights and obligations of a Purchaser under this Agreement.

(b)       Equal Treatment of Purchasers. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase of the Units.

(c)        Indemnification. Purchaser agrees to indemnify, defend and hold harmless the Company and its respective affiliates and agents from and against any and all demands, claims, actions or causes of action, judgments, assessments, losses, liabilities, damages or penalties and reasonable attorneys’ fees and related disbursements incurred by the Company that arise out of or result from a breach of any representations or warranties made by Purchaser herein, and Purchaser agrees that in the event of any breach of any representations or warranties made by Purchaser herein, the Company may, at its option, forthwith rescind the sale of the Units to Purchaser.

(d)       Confidentiality. Purchaser acknowledges and agrees that:

(i)        Certain of the information contained herein is of a confidential nature.

(ii)       This Agreement has been furnished to Purchaser by the Company for the sole purpose of enabling Purchaser to consider and evaluate an investment in the Company, and will be kept confidential by Purchaser and not used for any other purpose.

(iii)      Until the time the information contained herein has been adequately disseminated to the public, the existence of this Agreement and the information contained herein shall not, without the prior written consent of the Company, be disclosed by Purchaser to any person or entity, other than Purchaser’s personal financial and legal advisors for the sole purpose of evaluating an investment in the Company, and Purchaser will not, directly or indirectly, disclose or permit Purchaser’s personal financial and legal advisors to disclose, any of such information without the prior written consent of the Company.

(iv)       Purchaser shall make its representatives aware of the terms of this Section 5 and to be responsible for any breach of this Agreement by such representatives.

(v)        Purchaser shall not, without the prior written consent of the Company, directly or indirectly, make any statements, public announcements or release to trade publications or the press with respect to the contents or subject matter of this Agreement.

(vi)       If Purchaser decides to not pursue further investigation of the Company or to not participate in the Offering, Purchaser will promptly return this Agreement and any accompanying documentation to the Company.

6.       Entire Agreement; No Third Party Beneficiaries. This Agreement and the other Transaction Documents contain the entire agreement between the parties and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereto, and no party shall be liable or bound to any other party in any manner by any warranties, representations, guarantees or covenants except as specifically set forth in this Agreement and the Transaction Documents. Purchaser acknowledges and agrees that, with the exception of the information contained or incorporated by reference in the Offering Documents, Purchaser did not rely upon any statements or information, whether oral or written, provided by the Company, or any of its officers, directors, employees, agents or representatives, in deciding to enter into this Agreement or purchase the Units. Nothing in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.       Amendment and Modification. This Agreement may not be amended, modified or supplemented except by an instrument or instruments in writing signed by the Company and the Purchaser.

8.       Extensions and Waivers. At any time prior to the Closing, the parties hereto entitled to the benefits of a term or provision may (a) extend the time for the performance of any of the obligations or other acts of the parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered pursuant hereto, or (c) waive compliance with any obligation, covenant, agreement or condition contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument or instruments in writing signed by the Company and the holders of a majority of the outstanding principal amount of the Units sold in the Offering. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, covenant or agreement.

9.        Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that the Company may not assign its rights or delegate its obligations under this Agreement without the express prior written consent of the Purchaser. Nothing in this Agreement is intended to confer upon any person not a party hereto (and their successors and assigns) any rights, remedies, obligations or liabilities under or by reason of this Agreement.

10.       Survival of Representations, Warranties and Covenants. The representations and warranties contained herein shall survive the Closing and shall thereupon terminate 18 months from the Closing. All covenants and agreements contained herein which by their terms contemplate actions following the Closing shall survive the Closing and remain in full force and effect in accordance with their terms. All other covenants and agreements contained herein shall not survive the Closing and shall thereupon terminate.

11.       Headings; Definitions. The Section headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement. All references to Sections contained herein mean Sections of this Agreement unless otherwise stated. All capitalized terms defined herein are equally applicable to both the singular and plural forms of such terms.

12.       Severability. If any provision of this Agreement or the application thereof to any person or circumstance is held to be invalid or unenforceable to any extent, the remainder of this Agreement shall remain in full force and effect and shall be reformed to render the Agreement valid and enforceable while reflecting to the greatest extent permissible the intent of the parties.

13.       Notices. All notices hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, telecopy, telefax or other electronic transmission service to the appropriate address or number as set forth below:

If to the Company:

To Mr. Enrico Dal Monte.

1st Floor Victory House

99-101 Regent Street, London W1B4EZ United Kingdom

T: +44 020 3214 0420

F: +44 020 3214 0421

If to Purchaser:

To that address indicated on the signature page hereof.

The money has to be wired on one of the following segregated accounts:

Banca Zarattini & Co. SA

Account Number : 10.603416

IBAN CH32 0860 9106 0341 6000 1 USD
SWIFT/BIC: EUBACH22

Banco delle Tre Venezie
Account Number :
01/004/00000116

IBAN: IT08 A033 6511 8000 0000 0000 116
SWIFT/BIC: TRVEIT2P

14.       Governing Law. This Agreement shall be governed by and construed in accordance with the laws of England and Wales, as applicable, without regard to the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

15.       Counterparts. This Agreement may be executed and delivered by facsimile in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

[Signature page follows.]

IN WITNESS WHEREOF, intending to be legally bound, the parties hereto have caused this Agreement to be executed as of the date set forth below.

PURCHASER
Date: _______________, 2017
By:
Name:
Title:
Address:
Phone:

Tax ID No.:

Aggregate Number of Units to be Purchased: Aggregate Purchase Price of Units to be Purchased: $

Delivery Instructions (if different than Address):

XTRIBE PLC

Name:
Title

Date:                    , 2017